UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008 (June 10, 2008)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350
New York, New York 10271

(Address of principal executive offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Entry Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)           Management Incentive Compensation Plan.  On January 29, 2008, the Compensation Committee of the Board of Directors of ACI Worldwide, Inc. (the “Company”) approved the 2008 Executive Management Incentive Compensation Plan (the “2008 Executive MIC Plan”) subject to stockholder approval.  In connection with the grant of all management incentive compensation awards to key employees of the Company for fiscal 2008 previously disclosed in the Current Report on Form 8-K filed February 4, 2008, the Compensation Committee granted annual incentive awards for fiscal 2008 to the Company’s executive officers, including its named executive officers, under the 2008 Executive MIC Plan subject to stockholder approval.  On June 10, 2008, at the Company’s annual stockholders’ meeting, the stockholders of the Company approved the 2008 Executive MIC Plan.  The 2008 Executive MIC Plan is listed as Exhibit 10.1 to this Current Report and is incorporated herein by reference to Annex A to the Company’s Proxy Statement for its 2008 annual meeting of stockholders filed April 21, 2008.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit
No.	Description
10.1

2008 Executive Management Incentive Compensation Plan (filed on April 21, 2008 as Annex A to the Company’s Proxy Statement for its 2008 Annual Meeting (File No. 000-25346) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

/s/ Victoria H. Finley
Victoria H. Finley, Vice President

Date:  June 16, 2008

EXHIBIT INDEX

Exhibit
No.	Description
10.1

2008 Executive Management Incentive Compensation Plan (filed on April 21, 2008 as Annex A to the Company’s Proxy Statement for its 2008 Annual Meeting (File No. 000-25346) and incorporated herein by reference)